Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Assure Holdings Reports Second Quarter 2022 Financial Results

●	Second quarter 2022 managed case volume increased by approximately 36% year-over-year
●	Managed case volume expected to grow by approximately 30% in the second half of the year compared with the first half of 2022 and more than 40% in full year 2022
●	Company expects to achieve positive Adjusted EBITDA in the second half of 2022
●	Assure took a more conservative approach to 2020 accounts receivable, recognizing $7.6 million in accounts receivable reserve netted against $9.2 million in gross revenue; reducing expected second-half total accounts receivable reserve accrual to less than $4.0 million over the 6-month period

DENVER, August 15, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, reported financial results for the second quarter ended June 30, 2022.

Key Financial Metrics (in thousands of USD)	2Q'22	2Q'21
Gross Revenue	$ 9,209	$ 7,320
Accounts Receivable Reserve	(7,564)	(1,100)
Revenue, net	1,645	6,220
Gross Profit	(2,357)	3,050
Total Operating Expenses	4,094	4,516
Adjusted EBITDA	(5,912)	(877)

*- See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Key Operational Metrics	2Q'22	2Q'21
Remote Neurology Managed Cases	1,900	-
Total Managed Cases	5,800	4,300

* Remote neurology managed cases began in 3Q’21

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Second Quarter 2022 Financial Summary vs. Second Quarter 2021

●	Managed cases increased by approximately 36% to 5,800
●	Gross revenue prior to accounts receivable reserve was $9.2 million
●	Net revenue was $1.6 million versus $6.2 million
●	Adjusted EBITDA was ($5.9) million versus ($0.9) million
●	Net loss of ($4.7) million versus ($1.3) million
●	Net loss per diluted share of ($0.37) versus ($0.11)
●	General and administrative expenses were $3.6 million compared to $4.0 million
●	Total cash collected was a record $7.7 million versus $6.0 million
●	Cash collected on Assure-owned professional and technical services entities was a record $6.0 million versus $3.8 million
●	Assure is collecting more than 65% on receivables from the first 6 months after they were issued and more than 85% in first 12 months after they were issued for Company’s 100% owned professional and technical entities, both representing record amounts

See “Explanation of Non-GAAP Financial Measures” below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Management Commentary

“Our second-quarter and first-half performance laid the groundwork for what we believe will be a significantly stronger, more financially stable second half of 2022 and beyond for Assure,” said John A. Farlinger, Assure’s executive chairman and CEO. “Assure outperformed in managed case volume and cash collections, underscoring the growth and strength of our business. We have also taken steps to become leaner and profitable. Given recent economic and capital markets uncertainty, Assure began a strategic cost-reduction effort that we expect will yield over $4.5 million of annualized savings. As a result, we expect to become cash flow positive on an adjusted operating basis in the second half of 2022. What’s more, we chose to take a more conservative stance in our assessment of the outstanding 2020 accounts receivable maturing during the second half of 2022 to provide clearer visibility into future write-down expenses. As a result, the Company reduced its anticipated second-half reserve exposure to less than $4 million. Lastly, the health care collections disruption experienced in 2020 associated with the onset of COVID-19 was a highly unusual situation. A regulation change has extended the timeline to pursue these receivables and we expect to recover some of the accounts receivable reserve in the coming quarters.”

“Therefore, I believe Assure’s second-half performance will continue to reveal the underlying strength of the business and the sustained improvement in collections of newer claims. We anticipate positive Adjusted EBITDA in the second half of 2022 as well, anchored by strong revenue growth, managed case volume expansion, our ramping remote neurology platform and stable accrual rates in our key high-volume markets,” concluded Farlinger.

Assure has filed its quarterly financial statements on Form 10-Q with the SEC at www.sec.gov and on the Company website.

Operational and Financial Guidance

The Company is forecasting more than 25,000 total managed cases for fiscal year 2022, a record number of managed cases, and an increase of more than 40% compared with 2021 volume.

In the second half of 2022, Assure is forecasting:

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

●	Gross revenue of greater than $22 million
●	Accounts receivable reserve expense of less than $4 million
●	Adjusted EBITDA of greater than $2 million

Conference Call

The Company will hold a conference call today, August 15, 2022, at 4:30 p.m. Eastern Time to discuss its second quarter 2022 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Monday, August 15, 2022
Time: 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time)
Toll-free dial-in number: 1-866-374-4635
International dial-in number: 1-412-542-4150
Conference ID: 10170318

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through August 29, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10170318

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectation of continued improvement in revenue and profitability, continued increases in managed cases, stable accrual rates and our ramping remote neurology platform, potential savings for the strategic cost-reduction efforts, our expectation of becoming cash flow positive on an adjusted operating basis in the second half of 2022, that our second-half performance will continue to reveal the underlying strength of the business, that we will have sustained improvement in collections of newer claims, our expectation of having positive Adjusted EBITDA in the second half of 2022. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	June 30,	December 31,
	2021	2021
	(unaudited)
ASSETS
Current assets
Cash	$792	$4,020
Accounts receivable, net	20,989	27,810
Income tax receivable	157	136
Other current assets	357	151
Due from MSAs	6,591	5,886
Total current assets	28,886	38,003
Equity method investments	484	525
Fixed assets	55	85
Operating lease right of use asset	779	956
Finance lease right of use asset	579	743
Deferred tax asset, net	2,039	—
Intangibles, net	3,424	3,649
Goodwill	4,448	4,448
Total assets	$40,694	$48,409
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$3,376	$2,194
Current portion of debt	—	515
Current portion of lease liability	679	702
Current portion of acquisition liability	306	306
Total current liabilities	4,361	3,717
Lease liability, net of current portion	1,236	1,482
Debt, net of current portion	12,418	13,169
Acquisition liability	332	459
Fair value of stock option liability	—	25
Deferred tax liability, net	—	601
Total liabilities	18,347	19,453

SHAREHOLDERS’ EQUITY
Common stock	13	13
Additional paid-in capital	43,963	43,387
Accumulated deficit	(21,629)	(14,444)
Total shareholders’ equity	22,347	28,956
Total liabilities and shareholders’ equity	$40,694	$48,409

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Technical services	$67	$4,095	$1,463	$7,228
Professional services	854	652	3,327	966
Other	724	1,473	1,556	2,791
Total revenue	1,645	6,220	6,346	10,985
Cost of revenues	4,002	3,170	7,879	5,702
Gross margin	(2,357)	3,050	(1,533)	5,283
Operating expenses
General and administrative	3,596	3,963	7,837	7,095
Sales and marketing	238	166	490	501
Depreciation and amortization	260	387	518	672
Total operating expenses	4,094	4,516	8,845	8,268
Loss from operations	(6,451)	(1,466)	(10,378)	(2,985)
Other income (expenses)
Income (loss) from equity method investments	4	20	9	(3)
Gain on Paycheck Protection Program loan forgiveness	—	—	1,665	—
Other income (expense), net	28	1	66	(2)
Accretion expense	(171)	(120)	(341)	(215)
Interest expense, net	(439)	(218)	(846)	(236)
Total other expense	(578)	(317)	553	(456)
Loss before income taxes	(7,029)	(1,783)	(9,825)	(3,441)
Income tax benefit	2,303	474	2,640	901
Net loss	$(4,726)	$(1,309)	$(7,185)	$(2,540)
Loss per share
Basic	$(0.37)	$(0.11)	$(0.56)	$(0.22)
Diluted	$(0.37)	$(0.11)	$(0.56)	$(0.22)
Weighted average number of shares used in per share calculation – basic	12,919,666	11,589,857	12,919,546	11,400,471
Weighted average number of shares used in per share calculation – diluted	12,919,666	11,589,857	12,919,546	11,400,471

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of Dollars)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA
Net Income (loss)	($ 4,726)	($ 1,309)	($ 7,185)	($ 2,540)
Interest expense	439	218	846	236
Accretion expense	171	120	341	215
Income tax	(2,303)	(474)	(2,640)	(901)
Depreciation and amortization	260	245	518	672
EBITDA	(6,159)	(1,200)	(8,120)	(2,318)
Stock-based compensation	249	327	572	607
Provision for option liability	(2)	(4)	(25)	(1)
Adjusted EBITDA	($ 5,912)	($ 877)	($ 7,573)	($ 1,712)